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                                                                 Exhibit (d)(xi)


[LETTERHEAD OF TSUMURA INTERNATIONAL INC]

                                        July 19, 2000


Aluwill Acquisition Corp.
c/o Chartwell Investments II LLC
717 Fifth Avenue
23rd Floor
New York, New York 10022

Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of July 19, 2000 (the "Merger Agreement") among Carey International, Inc., a Delaware corporation (the "Company"), Limousine Holdings, LLC, a Delaware limited liability company ("Parent"), Aluwill Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and Eranja Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquisition Company ("Acquisition Company Sub"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     The undersigned (the "Optionee"), being a holder of certain stock options to purchase Shares (the "Options") of the Company pursuant to the one or more of the Company's 1987 Stock Option Plan, 1992 Stock Option Plan, 1997 Equity Incentive Plan, and 1998 Non Qualified Stock Option Plan (collectively, the "Plans"), acknowledges that:

          (a) pursuant to Section 3.4(b) of the Merger Agreement, upon the Effective Time, each Option that has not been previously exercised shall be cancelled and, in exchange therefor, the Optionee will receive an amount in cash in respect of each Option equal to the excess, if any, of the Offer Price (currently $18.25) over the per Share exercise price thereof (such payment to be net of applicable withholding taxes); and

          (b) pursuant to Section 3.1(a) of the Merger Agreement, if an Option is validly exercised in accordance with the Plans, and the Shares received upon such exercise are validly tendered in accordance with the Merger Agreement or converted upon consummation of the Merger, each such Share will be converted into the right to receive, in cash, the Offer Price (currently $18.25).

     In connection with the foregoing, and in order to facilitate the consummation of the transactions contemplated in the Merger Agreement, the Optionee agrees to exercise the Options (including incentive stock options) in accordance with the Plans immediately prior to the Merger. The Optionee will be permitted to exercise the Options with the use of notes as set forth in and in accordance with the terms of the Option Exercise/Cancellation Agreement, substantially in the form attached hereto, which the undersigned agrees to execute upon request of the Company. If requested by Acquisition Company in order to accomplish the Short Form Merger, the Optionee agrees to sell the Shares acquired upon exercise of the Options to Acquisition Company (or its designee) at the Offer Price. The Optionee also agrees to vote all Shares owned by Optionee in favor of the Merger.
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     In addition, the Optionee agrees to rollover Shares having a value of not less than the gross proceeds from the exercise of the Options into Surviving Corporation Common Shares at the Offer Price. The Optionee shall enter into a definitive stock subscription agreement in connection therewith. The Optionee also agrees to rollover all Shares presently owned by him. The Optionee shall receive with regard to his rolled over Shares standard shareholder rights and shall be subject to standard shareholder obligations customarily provided in similar transactions (e.g., calls, puts upon termination of employment other than for "Cause" or without "Good Reason", rights of first refusal, drag-along rights, and registration rights (subject to lock-up)), in all cases, subject to financing and recap accounting restrictions; such rights to be set forth in documentation reasonably satisfactory to the Optionee. The Shares and Options listed as being held by the Optionee on Schedule 3.1(b) to the Merger Agreement are the Shares and Options referred to herein and shall be subject to this Agreement. Share valuation for put and call exercises will be made by the Board of Directors, subject to the Optionee's right to request an independent appraisal. Optionees will be permitted to transfer Shares to other rollover Optionees.

     Anticipated future management compensation is set forth on the attached "Management Incentive Compensation" Term Sheet.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement may not be amended, modified or supplemented without the written consent of the Optionee and Acquisition Company. This Agreement shall become effective upon such time, if any, as the Merger Agreement shall be executed and delivered by the parties thereto and shall terminate upon the termination of the Merger Agreement.

                                    Very truly yours,


                                    /s/ Vincent A. Wolfington
                                    -------------------------
                                    Name:  Vincent A. Wolfington

ACKNOWLEDGED AND AGREED TO:

ALUWILL ACQUISITION CORP.

By: /s/ Todd Berman
   ---------------------------
Name: Todd Berman
     -------------------------
Title: President
      ------------------------
Dated: 7/19/00
      ------------------------

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                          EMPLOYMENT AGREEMENT TERMS
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     Provision                                    Agreement
     ---------                                    ---------
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Executive           Vincent A. Wolfington
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Effective Date      Closing of Merger, except as otherwise provided below.
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Term                Four (4) years, automatically renewed for additional one (1)
                    year periods upon the fourth (4th) anniversary of the
                    Effective Date and each anniversary thereafter, unless
                    either party provides one hundred twenty (120) days advance written notice of non-renewal.
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Position, Reports   Chairman of the Board and CEO. Report solely and directly to
and Duties          the Board. Executive shall have those powers and duties
                    normally associated with his position.

                    Executive shall be permitted to appoint one member of the Board (in addition to himself).
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Place of            Company's principal executive offices in Washington, D.C.
Performance
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Base Salary         $500,000 per year.
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Annual Bonus        Will participate in the Company's 2% EBITDA Bonus Pool Plan;
                    provided, that, Executive shall be entitled to a minimum
                    --------  ----
                    bonus to be mutually agreed upon.

                    "EBITDA" shall be calculated in accordance with generally accepted accounting principles, excluding extraordinary and nonrecurring items, as well as fees, expenses and commissions payable in connection with the Merger or fees paid to Chartwell or Ford or any of their affiliates thereafter.
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Equity Incentives   Will be granted a stock option to acquire 6% of the Company on the Effective Date with an exercise price per share equal to the fair market value per share of the underlying stock on the Effective Date. The option will vest 33-1/3% on the date of grant and as to an additional 22.2% on each of the first, second and third anniversaries of the Effective Date. Options will vest upon termination of employment by the Company without, Cause, for disability or due to death, termination of employment by Executive for Good Reason or upon a Liquidity Event (e.g., an IPO, sale of all or substantially all of the assets of the Company or a sale of all or substantially all of the common stock of the Company). In addition, the Company will maintain adequate life insurance for the benefit of Executive to pay the aggregate exercise price of the option in the event of his death.

                    Executive will rollover his current equity ownership in CI for a common equity interest in VIP in accordance with the Letter Agreement from you to Aluwill Acquisition Corp., dated July 18, 2000.
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Loan                Company will make a $4,000,000 non-recourse loan available to Executive which shall be secured by Executive's equity in the Company on a dollar for dollar basis (i.e., the loan will initially be secured with $4,000,000 of stock in VIP which will be adjusted downward as the value of the stock increases, but not upwards if the value of the stock decreases (based on a value of the Company of 6 X EBITDA)). The loan shall bear interest equal to the cost of funds in the Term Loans which

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                    shall accrue annually, but shall not be paid until the Loan matures. The Loan shall mature on the earlier of (i) the end of the lock-up period following an IPO when Executive can
                    freely sell his shares (ii) a sale of all or substantially all of the assets of the Company or a sale of all or
                    substantially all of the common stock of the Company, or
                    (iii) a termination of employment by the Company for Cause.
                    The Loan may be prepaid without penalty at anytime.
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Benefits and        Same as he is currently receiving from CI or as may be added
Perquisites         from time to time.
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Termination -       Company shall pay Executive his accrued, but unpaid Base
Cause or by         Salary, through the date of termination, as soon as
Executive without   practicable following the date of termination.
Good Reason
                    In general, "Cause" and "Good Reason" shall have the same
                    meaning as provided in Executive's Employment Agreement (as defined below); provided, that, Good Reason shall include a
                                    --------  ----
                    Change in Control of the Company.
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Termination -       Same as current Employment Agreement.
Disability.
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Termination -       Company shall pay in a lump sum to Executive's beneficiary
Death               an amount equal to the remaining Base Salary that would have been paid to Executive had he remained employed through the current Term.
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Termination         Company shall (A) continue to pay Base Salary for the
Without Cause or    remaining current Term and (B) continued health benefits for
for Good Reason     the remaining current Term; provided, that, in the event of
                                                --------  ----
                    (A) or (B), such period is no less than three (3) years.
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Termination -       Company shall continue to pay Executive his Base Salary for
Failure to re-new   two (2) years following his termination of employment.
by the Company
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Non-compete         In consideration of Executive's continued employment with
Covenant            the Company, during the employment period and for three (3)
                    years following termination of employment for any reason
                    (two (2) years in the event his employment terminates due to a failure of the Company to renew the Term) (the "Restricted
                    Period"), Executive may not directly or indirectly compete with the Company without the Company's prior written consent.

Confidentiality     During the Term and following termination of employment,
Covenant            Executive shall not disclose any confidential information or trade secrets without the Company's written consent (other than such information which becomes public knowledge by means other than Executive's breach of this provision or as otherwise may be required by legal process) and he shall return of all Company property upon termination of employment.

Nonsolicitation     During the Restricted Period, Executive will not attempt to solicit any employee or customer or client of the Company.
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Legal Fees          Executive shall be reimbursed for all reasonable legal and accounting fees incurred in the preparation and negotiation of the new employment agreement up to an amount not to
                    exceed $30,000. In the event of any dispute under the
                    Agreement, each party shall pay its own legal fees
                    regardless of outcome.
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Entire Agreement    Upon execution of a definitive employment agreement, all
                    prior agreements and understandings shall be superceded
                    including, without limitation, the Employment Agreement, by and between CI and Executive, dated as of May 12, 2000 a
                    copy of which in its current form has been provided to
                    counsel for Chartwell (the "Employment Agreement");
                    provided, that, Executive shall still be entitled to the
                    --------  ----
                    payment under Section 6 of the Employment Agreement, as
                    amended, in accordance with the terms and conditions
                    thereof. In addition, unless otherwise specifically provided for in this Term Sheet, any other rights or benefits to
                    which Executive may be entitled to under the Employment
                    Agreement shall be incorporated into the new employment
                    agreement (other than Section 6 of the Employment Agreement relating to the payment of $1,250,000 on a Change in
                    Control).
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Governing Law       Delaware.
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          IN WITNESS WHEREOF, the undersigned agree on this 19th day of July,
2000, to negotiate in good faith to enter into a definitive employment agreement with terms and conditions which are consistent with the terms and conditions set forth above by the Effective Date.

                                   COMPANY

                                   By: /s/ Vincent A. Wolfington
                                       -----------------------------------------

                                   _____________________________________________
                                   Vincent A. Wolfington

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